UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 16, 2006

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Idaho	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 East Lakeshore Drive, Suite 301 Coeur d’Alene, ID	83814
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (208) 664-4859

n/a (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 16, 2006, the Registrant (“TBLC”) exercised its option and entered into a  Mining Lease and Option to Purchase Agreement (“Mining Lease”) with Diversified Inholdings LLC (a Nevada limited liability company) (“Diversified”) regarding Diversified’s East Camp Douglas property located along the Walker Lane Mineral belt in south central Nevada. This property is comprised of 87 unpatented mining claims, totaling more than 1,700 acres. Drilling by previous operators included intercepts of 60 feet of 0.47 ounces per ton (oz/t) gold and 10 feet of 0.19 oz/t gold, with select rock chip samples grading up to 4.9 oz/t gold.  Two separate areas of low-sulphidation quartz-adularia and high-sulphidation quartz-alunite alteration and mineralization have been explored on the property.  The property is located at the intersection of the regional west-northwest Pancake / Cerro Duro Lineament (Bodie, Aurora, and Borealis mines) and the northwest trending Walker Lane Structural Belt (Rawhide, Paradise Peak, Tonopah, and Goldfield mines).

The Mining Lease was part of and an exhibit (Exhibit B) to the Exploration License and Option to Lease Agreement (“Exploration License”) that TBLC entered into with Diversified effective June 30, 2006. (See TBLC’s Current Report on Form 8K filed on July 7, 2006). The Exploration License granted TBLC the right to explore the property wherein it had a 45 day due diligence period to compile and evaluate all historic data from the project, and then conduct detailed geologic, structural, geochemical, and alteration mapping in anticipation of a late season drill program. TBLC entered into the Mining Lease because it had determined that the results of the aforementioned due diligence, evaluations and mapping were satisfactory.  The Mining Lease provides for annual advance royalty payments to Diversified of $15,000 escalating to a cap of $75,000 and annual work expenditure obligations for TBLC of $50,000, escalating to a cap of $100,000. Pursuant to the Mining Lease, upon completion of a positive feasibility study or a production decision, TBLC may purchase the Property for $10,000 subject to a 3-percent Net Smelter Returns (NSR) royalty, of which 1-percent may be purchased for $2-million.

A copy of the executed Mining Lease and Option to Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated by reference hereto.

Item 8.01

Other Events.

Press Release

On August 21, 2006, the TBLC issued a press release announcing that it had exercised its option on the East Camp Douglas Gold Project.

A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01

Exhibits.

Exhibit 10.1

The August 16, 2006, Mining Lease and Option to Purchase Agreement by and between Timberline Resources Corporation and Diversified Inholdings LLC.

Exhibit 99.1

August 21, 2006 Press Release announcing that Timberline Resources Corporation had exercised its option on the East Camp Douglas Gold Project

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Timberline Resources Corporation

Date: August 22, 2006	By: /s/ John Swallow
John Swallow
Chief Executive Officer and Chairman of the Board of Directors